                                                                    EXHIBIT 99.1

                            (CIVITAS BANKGROUP LOGO)
                      810 Crescent Centre Drive, Suite 320
                               Franklin, TN 37067
                      office 615.263.9500 fax 615.383.8830


FOR IMMEDIATE RELEASE                          Contact:   Mike Alday
                                                          Alday Communications
                                                          615.791.1535


                       CIVITAS REPORTS INCREASE IN PROFITS


FRANKLIN, Tenn. (August 5, 2004) - Civitas BankGroup (OTC: CVBG) reported a significant increase in net income and continued progress in the area of problem loans during the first six months of 2004.

For the first half of 2004, Civitas BankGroup earned $1,367,000 compared to a net income of $57,000 for the same period in 2003. On a per share basis, the 2004 net income was $.08.

For the second quarter of 2004, Civitas BankGroup earned $613,000 compared to a net loss of $345,000 for the same period in 2003. On a per share basis, the second quarter 2004 net income was $.04. The company earned $754,000 or $.04 per share in the first quarter of 2004.

Non-performing assets (non-accrual loans and foreclosed properties) at Civitas BankGroup decreased to $17.7 million at June 30, 2004, a drop of $2.3 million from March 31, 2004. Problem assets peaked at $26.1 million at September 30, 2002.

"The turnaround in profits is encouraging, but our two primary short-term objectives continue to be the resolution of problem assets and the creation of operating economies of scale," explained Richard E. Herrington, President of Civitas BankGroup. "Non-performing assets peaked in September 2002, and we are methodically working through the liquidation process. However, progress is slow in some areas, particularly in West Tennessee."

In addition, growth remained strong at Civitas BankGroup. As of June 30, 2004, assets totaled $839 million, an increase of 8.4% from June 30, 2003 total assets. However, loans continued to decline during the second quarter of 2004, due to the sale of a branch and ongoing initiatives to improve credit quality. Retail deposit growth was robust.

"Loans have declined over the last several quarters as we have emphasized improving credit quality," commented Herrington. "We expect this trend to change soon as our new branch in downtown Franklin and growth initiatives in other markets will begin to




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positively impact loan growth. In the first month that our downtown Franklin branch was open, more than 500 new depository accounts, totaling nearly $40 million in new deposits, were opened."

"We are in the second year of our four-year rebuilding program," added Herrington. "Our 2003 focus was to identify problem loans, to develop action plans for liquidation of these assets, and to execute the plans. The action plans will continue to be executed in 2004. However, as these issues are addressed, we are now attacking operating inefficiencies and setting the stage for future growth."

The company recently announced that regulatory approval had been received to combine two of its banks. On September 1, 2004, Cumberland Bank (headquartered in Carthage) and Cumberland Bank South (located in Franklin) will merge. The assets of the combined bank, to be called Cumberland Bank with its main office in Franklin, will approach $600 million.

The company recently announced the sale of its Bank of Dyer subsidiary. The transaction is anticipated to close during the third or fourth quarter 2004.

A quarterly dividend of $.015 per share was declared and paid later in July.

Civitas BankGroup, formerly known as Cumberland Bancorp, is a multi-bank holding company operating 23 retail offices. It is the parent company of Cumberland Bank South in Franklin, Cumberland Bank in Carthage, BankTennessee in Collierville, Bank of Dyer, and Bank of Mason.

                                     --30--



THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


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                                CIVITAS BANKGROUP
                           (all dollars in thousands)
                                  (unauditied)

                                                   Three Months Ended                Six Months Ended
                                                        June 30,                         June 30,
                                                   2004          2003               2004          2003
                                                  -------       -------            -------       -------
AVERAGE BALANCES
      Loans                                       543,026       547,460            547,473       543,171
      Investment Securities                       195,187       139,523            195,735       130,625
      Earning Assets                              757,723       701,488            760,723       690,044
      Total Assets                                812,819       760,930            814,493       749,076

      Demand Deposits                              67,826        61,678             66,831        59,160
      Interest-Bearing Deposits                   590,172       565,963            594,820       560,552
      Total Deposits                              657,998       627,641            661,651       619,712
      Shareholders' Equity                         56,850        45,292             56,171        45,420


KEY PERFORMANCE RATIOS (ANNUALIZED)
      Return on Average Assets                       0.30%        -0.18%              0.34%         0.02%
      Return on Average Equity                       4.31%        -3.05%              4.87%         0.25%
      Net Interest Margin                            3.27%         3.63%              3.40%         3.64%
      Efficiency Ratio                              83.13%        81.85%             81.69%        84.06%


ASSET QUALITY DATA
      Nonperforming Assets                         17,689        24,195             17,689        24,195
      Allowance for Loan Losses                     7,794         8,414              7,794         8,414
      Net Charge-Offs                                 747         1,919              1,690         2,900

      Nonperforming Assets to Period-
           End Loans                                 3.32%         4.39%              3.32%         4.39%
      Allowance for Loan Losses to
           Period-End Loans                          1.46%         1.53%              1.46%         1.53%
      Net Charge-Offs to Average
           Loans                                     0.55%         1.40%              0.62%         1.07%





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                                CIVITAS BANKGROUP
                (all dollars in thousands except per share data)
                                   (unaudited)


                                               Three Months Ended June 30,                  Six Months Ended June 30,
                                            2004         2003        % Change           2004          2003        % Change
                                         ----------   ----------     --------        ----------    ----------     --------
INCOME STATEMENT
      Interest Income                         9,984       10,326       -3.31%            20,585        20,640       -0.27%
      Interest Expense                        3,794        3,953       -4.02%             7,665         8,081       -5.15%
                                         ----------   ----------      ------         ----------    ----------     -------
      Net Interest Income                     6,190        6,373       -2.87%            12,920        12,559        2.87%
      Provision for Loan Losses                 508        2,058      -75.32%             1,069         2,482      -56.93%
      Non-Interest Income                     2,111        1,976        6.83%             3,888         3,622        7.34%
      Non-Interest Expense                    6,901        6,834        0.98%            13,730        13,602        0.94%
                                         ----------   ----------      ------         ----------    ----------     -------
      Income Before Taxes                       892         (543)     264.27%             2,009            97     1971.13%
      Income Taxes                              279         (198)     240.91%               642            40     1505.00%
                                         ----------   ----------      ------         ----------    ----------     -------
      Net Income                                613         (345)     277.68%             1,367            57     2298.25%
                                         ==========   ==========      ======         ==========    ==========     -------


PER SHARE DATA
      Net Income - Basic                       0.04        (0.02)     256.68%              0.08          0.00      100.00%
      Net Income - Diluted                     0.04        (0.02)     280.86%              0.08          0.00      100.00%
      Dividends Declared                      0.015        0.015        0.00%              0.03          0.03        0.00%
      Common Book Value per Share              3.12         2.92        6.83%              3.12          2.92        6.83%


WEIGHTED AVERAGE SHARES OUTSTANDING
      Basic                              17,478,235   15,411,902       13.41%        17,393,769    15,397,979       12.96%
      Diluted                            17,571,317   15,599,210       12.64%        17,465,393    15,580,707       12.10%



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                                CIVITAS BANKGROUP
                           (all dollars in thousands)
                                  (unaudited)

                                                                    June 30,      December 31,
                                                                     2004            2003          % Change
                                                                    -------       ------------     --------
BALANCE SHEET SUMMARY
      Assets
           Cash and Cash Equivalents                                 23,648           19,977         18.4%
           Federal Funds Sold & Interest Bearing Deposits            14,301           19,127        -25.2%
           Investment Securities                                    226,646          203,371         11.4%
           Loans                                                    532,039          550,565         -3.4%
           Allowance for Loan Losses                                 (7,794)          (8,414)        -7.4%
                                                                    -------          -------        -----
           Net Loans                                                524,245          542,151         -3.3%
           Fixed Assets                                              22,018           22,280         -1.2%
           Foreclosed Properties                                      4,137            3,793          9.1%
           Other Assets                                              23,909           22,621          5.7%
                                                                    -------          -------        -----
                Total Assets                                        838,904          833,320          0.7%


      Liabilities and Stockholders Equity
           Deposits                                                 688,597          671,636          2.5%
           Trust Preferred Securities                                12,000           12,000          0.0%
           Other Borrowings                                          79,463           90,438        -12.1%
           Other Liabilities                                          4,310            4,505         -4.3%
           Shareholders Equity                                       54,534           54,741         -0.4%
                                                                    -------          -------        -----
                Total Liabilities, Equity                           838,904          833,320          0.7%
